Exhibit 4.5
MCMORAN EXPLORATION CO.
4% Convertible Senior Notes due 2017

INDENTURE
Dated as of December 30, 2010

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE

TABLE OF CONTENTS
Page
ARTICLE 1
Definitions and Other Provisions of General Application
ARTICLE 2
The Notes
ARTICLE 3
Redemption and Repurchase Upon a Change of Control

i

Page
ARTICLE 4
Covenants
ARTICLE 5
Successor Corporation

Section 5.01. When the Company May Merge or Transfer Assets	32
ARTICLE 6
Defaults and Remedies
ARTICLE 7
Trustee

ARTICLE 8
Discharge of Indenture

Section 8.01. Discharge of Indenture	45
Section 8.02. Paying Agent to Repay Monies Held	46
Section 8.03. Return of Unclaimed Monies	46
ARTICLE 9
Supplemental Indentures
ARTICLE 10
Conversion

Page
ARTICLE 11
Miscellaneous
SCHEDULE

Schedule 1	Investors
EXHIBITS

Exhibit A	Form of Global Note	A-1
Exhibit B	Form of Free Transferability Certificate	B-1
Exhibit C	Form of Transfer Certificate	C-1

     INDENTURE dated as of December 30, 2010 between MCMORAN EXPLORATION CO., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee hereunder (the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issuance of its 4% Convertible Senior Notes due 2017 (the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid and legally binding obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.
     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) “or” is not exclusive;
     (3) “including” means “including, without limitation”;
     (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

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     (5) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Additional Interest” means all amounts, if any, payable pursuant to the Registration Rights Agreement and Section 6.03, as applicable.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.
     “Board of Directors” means either the board of directors of the Company, or any duly authorized committee of such board.
     “Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “Certificate of Designations” means the certificate of designations filed with the State of Delaware on December 30, 2010, pursuant to which the shares of Preferred Stock are being issued.
     “Change of Control” of the Company shall be deemed to have occurred at such time after the original issuance of the Notes if any of the following events shall occur:
     (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Company’s total outstanding Voting Stock other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or
     (ii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company.
     Notwithstanding the foregoing, in the case of a transaction or event described above, a Change of Control will not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests, in each case, that are traded on a national securities exchange or that will be so traded when issued or exchanged in connection with a Change of Control (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the shares become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth below under Article 10).
     “close of business” means 5:00 p.m. (New York City time).
     “Closing Price” of any security on any date of determination means:
     (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange, or if not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the NASDAQ Global Select Market or the NASDAQ Global Market, as applicable, on such date;
     (2) if such security is not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;
     (3) if such security is not so listed on a U.S. national or regional securities exchange, the last quoted bid price for such security in the over-the-counter market as reported by Pink OTC Markets Inc. or a similar organization; or
     (4) if such bid price is not available, the average of the mid-point of the last bid and ask price of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company, authorized at the date of this instrument as originally executed, subject to Section 10.12.
     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

     “Company Order” means a written order signed in the name of the Company by any two Officers of the Company.
     “Conversion Price” means as of any date $1,000, divided by the Conversion Rate as of such date.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Note, or any successor entity thereto, except that for purposes of Section 6.01 “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to each Global Note, the Person specified in Section 2.07(c) as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “GAAP” means United States generally accepted accounting principles as in effect from time to time.
     “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Interest Payment Date” means each February 15 and August 15 of each year, beginning on August 15, 2011.

     “Investors” means the entities set forth in Schedule I hereto.
     “Legal Holiday” means any day other than a Business Day.
     “Maturity Date” means December 30, 2017.
     “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate containing the information specified in Section 11.04 and Section 11.05, signed in the name of the Company by any two Officers of the Company and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Section 11.04 and Section 11.05.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion containing the information specified in Section 11.04 and Section 11.05 from legal counsel. The counsel may be an employee of, or counsel to, the Company.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Preferred Stock” means the 5 3/4% Convertible Perpetual Preferred Stock of the Company to be issued by the Company on the date hereof.
     “principal” of a Note means the principal amount due on the Maturity Date as set forth on the face of the Note.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
     “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 30, 2010, among the Company and the Investors, as amended from time to time in accordance with its terms.

     “Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.
     “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
     “Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day (i) during which trading in the Common Stock generally occurs on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, or if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) on which the Closing Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.
     “United States” or “U.S.” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.
     Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	1.05
“Additional Interest Notice”	4.10
“Additional Shares”	10.04	(a)
“Agent Members”	2.07	(c)
“Authenticating Agent”	11.14
“Certificated Notes”	2.07	(a)
“Change of Control Purchase Date”	3.05	(a)
“Change of Control Purchase Notice”	3.05	(c)
“Change of Control Purchase Price”	3.05	(a)
“Clause A Distribution”	10.05	(c)
“Clause B Distribution”	10.05	(c)
“Clause C Distribution”	10.05	(c)
“Conversion Agent”	2.04
“Conversion Date”	10.02
“Conversion Obligation”	10.01
“Conversion Rate”	10.01
“Distributed Property”	10.05	(c)
“Effective Date”	10.04	(c)
“Event of Default”	6.01
“Global Note”	2.07	(a)
“Merger Event”	10.12
“Note” or “Notes”	Recitals
“Note Register”	2.04
“Note Registrar”	2.04
“NYSE Manual”	10.15
“Notice of Default”	6.01
“Paying Agent”	2.04
“Principal Amount”	2.07	(a)
“Redemption Date”	3.02	(a)
“Redemption Notice”	3.02	(a)

Term	Defined in Section
“Redemption Price”	3.01
“Reference Property”	10.12
“Resale Restriction Termination Date”	2.07	(c)
“Restricted Note”	10.02
“Restricted Securities”	2.07	(c)
“Rule 144A Information”	4.06
“Spin-Off”	10.05	(c)
“Stock Price”	10.04	(c)
“Threshold Number of Shares”	10.15
“transfer”	2.07	(c)
“Trigger Event”	10.05	(c)
“Valuation Period”	10.05	(c)
“unit of Reference Property”	10.12
     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture Notes” means the Notes.
     “indenture Note holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture Notes means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.04. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 and/or the Registration Rights Agreement, but, in the case of Additional Interest payable pursuant to the Registration Rights Agreement, subject to the limitations set forth therein. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
     Section 1.05. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six (6) months after the record date.

ARTICLE 2
The Notes
     Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “4% Convertible Senior Notes due 2017” not to exceed the aggregate principal amount of $200,000,000 upon the execution of this Indenture, except for Notes executed by the Company and delivered to the Trustee for authentication pursuant to Section 2.07, Section 2.08, Section 3.02, Section 3.08, Section 9.05 and Section 10.02, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order, without any further action by the Company hereunder.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.
     Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and Change of Control Purchase Price, in each case if applicable) of and interest on any Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Execution and Authentication. The Notes shall be executed on behalf of the Company by an Officer of the Company, under its corporate seal reproduced thereon, which may be manual or facsimile. The signatures of such Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes. Notes shall be dated the date of their authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Notes (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Notes or upon application by a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Section 2.04. Note Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”), an office or agency where Notes may be presented for purchase or payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Note Registrar shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration and transfer of the Notes. The Company may have one or more co-Note Registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to this Section 2.04. The term Conversion Agent includes any additional conversion agent, including any named pursuant to this Section 2.04.
     The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Note Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section

7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Note Registrar, Conversion Agent or co-Note Registrar.
     The Company initially appoints the Trustee as Note Registrar, Conversion Agent and Paying Agent in connection with the Notes.
     Section 2.05. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.
     Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on February 15 and August 15 a list of Holders dated within fifteen (15) days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 2.07. Transfer and Exchange; Restrictions on Transfer; Depositary. Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the company designated as Note Registrar or co-Note Registrar pursuant to Section 2.04, and satisfaction of the requirements of such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.
     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     The Company shall not be required to make, and the Note Registrar need not register, transfers or exchanges of (i) any Notes surrendered for conversion or, if a portion of a Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes in respect of which a Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or (iii) any Notes selected for redemption in accordance with Section 3.02.
     (a) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Note”), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Note as set forth on the face of the Note (“Principal Amount”) to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form (“Certificated Notes”) and will not be considered holders of such Global Note.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, upon any transfer of a Certificated Note to a QIB in accordance with Rule 144A that requests delivery of such Note in the form of an interest in the Global Note, and upon receipt of the Certificated Note(s) being so transferred, together with a certification, substantially in the form of Exhibit C hereto, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, and the Trustee shall cancel such Certificated Note or Notes in accordance with the standing instructions and procedures of the Depositary.
     (i) Upon any sale or transfer of a Note to the Company or one of its Subsidiaries (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act), the transferor shall, prior to such sale or transfer, furnish to the Company and/or Trustee such certifications, including a certification substantially in the form of Exhibit C hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to the Company or any such Subsidiary, as the case may be, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such Certificated Note or Notes.
     (ii) Upon any sale or transfer of a Note pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the transferor shall, prior to such sale or transfer, furnish to the Company and/or the Trustee such certifications, including a certification substantially in the form of Exhibit C hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to such transferee, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and, at the request of the transferee, either (1) the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such, Certificated Note or Notes or (2) if a Global Note that does not bear the legend set forth in Section 2.07(c) has previously been executed and authenticated, the Trustee shall make an endorsement on such Global Note to reflect a corresponding increase in the aggregate Principal Amount of Notes represented by such Global Note.
     Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Trustee, the Depositary or as may be required for the Notes to be tradeable on any market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     (c) Every Note that bears or is required under this Section 2.07(c) to bear the legend set forth in this Section 2.07(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.07(c) and 2.07(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(d), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO MCMORAN EXPLORATION CO. OR ONE OF ITS SUBSIDIARIES, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE), OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR

OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.07(c), be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(c).
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.07(c)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”), nor any other Persons on whose behalf Agent Members may act, shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.
     If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver, Certificated Notes, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

     If (i) a Certificated Note is issued in exchange for any portion of a Global Note or (ii) a Global Note is issued or the Trustee shall make an endorsement on a Global Note to reflect an increase in the Principal Amount of the Notes represented by such Global Note in exchange for any Certificated Note, in either case after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the open of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Certificated Note (in the cause of clause (i)) or Global Note (in the case of clause (ii)), but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note (in the case of clause (ii)) or Certificated Note (in the cause of clause (ii)) is payable in accordance with the provisions of this Indenture.
     Certificated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.07(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.
     At such time as all interests in a Global Note have been repurchased, redeemed, converted, canceled, exchanged for Certificated Notes, or transferred to a transferee who receives Certificated Notes thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, repurchased or canceled, or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction or increase.
     Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR

PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO MCMORAN EXPLORATION CO. OR ONE OF ITS SUBSIDIARIES, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE), OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(d).
     (e) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the

Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Company, the Trustee and, if applicable, the Authenticating Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Trustee and, if applicable, the Authenticating Agent, such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Trustee or, if applicable, the Authenticating Agent, that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.
     Upon the issuance of any new Notes under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.
     Every new Note issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.09. Outstanding Notes; Determination of Holders’ Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation pursuant to Section 2.11, those paid pursuant to Section 3.03 and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 2, 3 and 10).
     If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on the Business Day following the Change of Control Purchase Date or the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Change of Control Purchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue.
     If a Note is converted in accordance with Section 2.07(a), then from and after the Conversion Date of such Note, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.
     Section 2.10. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.11. Cancellation. All Notes surrendered for payment, redemption, purchase by the Company, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Section 10.01. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

     Section 2.12. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Change of Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use). No representation is made as to the correctness of such CUSIP numbers and reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
     Section 2.14. Default Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least fifteen (15) days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.
     Section 2.15. Deemed Removal of Restrictive Legend. At any time prior to or after the Resale Restriction Termination Date, the Company shall be entitled to:
     (a) instruct the Trustee in writing to remove the restrictive legend on the Notes specified in Section 2.07(c) by delivering to the Trustee the Free Transferability Certificate substantially in the form attached as Exhibit B hereto to this Indenture executed by an Officer of the Company, and, at such time as (1) the Company has so delivered the Free Transferability Certificate to the Trustee and (2) the Resale Restriction Termination Date has occurred, (A) such restrictive legend shall be deemed to have been removed from any and all Global Notes and (B) the restricted CUSIP number and the restricted ISIN number shall be deemed to have been removed from any and all Global Notes and replaced with the unrestricted CUSIP number and the unrestricted ISIN number set forth therein, in each case without further action on the part of Holders;
     (b) instruct the Trustee to notify Holders that such restrictive legend has been removed or deemed to have been removed; and
     (c) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes and to change the ISIN number for the Notes to the unrestricted ISIN number for the Notes.

     Any failure of the Company to comply with this Section 2.15 or of the Trustee to remove such restrictive legend will not constitute a failure by the Company to comply with any of its covenants or agreements set forth in this Indenture.
ARTICLE 3
Redemption and Repurchase Upon a Change of Control
     Section 3.01. Company’s Right to Redeem. Prior to December 30, 2015, the Notes shall not be redeemable at the Company’s option. At any time on or after December 30, 2015 and prior to the Maturity Date, the Company, at its option, may redeem the Notes, in whole or in part, in accordance with the provisions of Section 3.02, Section 3.03 and Section 3.04, on the Redemption Date at a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed), if the Closing Price of the Common Stock has exceeded 130% of the Conversion Price for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period.
     Section 3.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”), which must be a Business Day, and it or, at its written request (which request must include the information listed in Section 3.02(b) and be received by the Trustee not later than thirty-five (35) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not later than twenty (20) nor earlier than sixty (60) days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first-class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.
     (b) Each such Redemption Notice shall specify:
     (i) the aggregate principal amount of Notes to be redeemed,

     (ii) the CUSIP, ISIN or similar number or numbers of the Notes being redeemed,
     (iii) the Redemption Date,
     (iv) the Redemption Price,
     (v) the place or places of payment,
     (vi) that payment will be made upon presentation and surrender of such Notes,
     (vii) that interest accrued and unpaid up to, but not including, the Redemption Date will be paid as specified in said notice,
     (viii) that on and after the Redemption Date interest thereon or on the portion thereof to be redeemed will cease to accrue,
     (ix) the Conversion Rate and
     (x) the date on which the right to convert such Notes or portions thereof into shares of Common Stock will expire.
If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP, ISIN or similar number or numbers, if any). In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
     (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into shares of Common Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price. Subject to the last sentence of Section 3.02(d), if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not later than thirty-five (35) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

     (d) If the Company opts to redeem fewer than all of the Outstanding Notes, the Trustee shall select or cause to be selected the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in Principal Amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection) or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.
     Upon any redemption of fewer than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
     Section 3.03. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into shares of Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, unless the Company shall default in the payment of the Redemption Price. Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Notes shall cease to be convertible into shares of Common Stock and, except as provided in the last paragraph of this Section 3.03, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date instead of the holders surrendering such Notes for redemption on such date.
     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note or Notes so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notices during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, compounded semiannually, and such Note shall remain convertible into shares of Common Stock until the principal and interest shall have been paid or duly provided for. The Company will notify all of the Holders if the Company redeems any of the Notes.
     Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Section 3.04, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.
     Section 3.05. Purchase of Notes at Option of the Holder upon Change of Control. (a) If there shall have occurred a Change of Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, shall be repurchased by the Company for cash, at the option of such Holder, at a repurchase price (the “Change of Control Purchase Price”) equal to 100% of the aggregate principal amount of the Notes to be repurchased, together with accrued and unpaid interest, if any, to, but excluding, the purchase date, on the date (the “Change of Control Purchase Date”) that is forty-five (45) days after the date the Company delivered the notice required under Section 3.05(b) (or if such forty-fifth (45th) day is not a Business Day, the next succeeding Business Day); provided, however, that if the Change of Control Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such as of the close of business on the relevant Regular Record Date according to their terms, and the Change of Control Purchase Price shall be equal to 100% of the aggregate principal amount of the Notes to be repurchased.
     Whenever in this Indenture or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change of Control Purchase Price in respect of such Note to the extent that such Change of Control Purchase Price is, was or would be so payable at such time, and express mention of the Change of Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change of Control Purchase Price in those provisions of this Indenture when such express mention is not made.
     (b) Prior to or on the 30th day after the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided herein, notice of the occurrence of the Change of Control and of the repurchase right arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee. The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:
     (i) briefly, the events causing a Change of Control and the date of such Change of Control;
     (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 3.05(b) must be delivered by a Holder that wishes to exercise its repurchase right;
     (iii) the Change of Control Purchase Date;
     (iv) the Change of Control Purchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) that Notes as to which a Change of Control Purchase Notice has been given may be converted pursuant to Section 10.01 only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (vii) that Notes must be surrendered to the Paying Agent to collect payment;
     (viii) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in clause (vii) above;
     (ix) briefly, the procedures the Holder must follow to exercise rights under this Section 3.05;
     (x) briefly, the conversion rights of the Notes, including the Conversion Rate and any adjustments thereto;
     (xi) the procedures for withdrawing a Change of Control Purchase Notice; and
     (xii) the CUSIP number of the Notes.
     (c) A Holder may exercise its rights specified in this Section 3.05 upon delivery of a written notice of purchase (a “Change of Control Purchase Notice”) to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, stating:

     (i) the certificate number of the Note, if any, which the Holder will deliver to be repurchased or the appropriate Depositary procedures if the Notes are not in certificated form;
     (ii) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and
     (iii) that such Note shall be repurchased pursuant to the terms and conditions specified in this Indenture;
provided, however, that if the Notes are not in certificated form, a Holder’s Change of Control Purchase must comply with the appropriate DTC procedures.
     The delivery of such Note to the Paying Agent prior to the Change of Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Note so delivered for repurchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by payment of the Change of Control Purchase Price to the Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.05.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.
     Section 3.06. Effect of Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 3.05(c), the Holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs of this Section 3.06) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Change of Control Purchase Date with respect to such Note (provided the conditions in Section 3.05(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.05(c). Notes in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Section 10.01 on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.
     A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date specifying:
     (i) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures;
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Note which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company.
     There shall be no purchase of any Notes pursuant to Section 3.05(c) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     Section 3.07. Deposit of Change of Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date.
     If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, is acting as the Paying Agent, holds cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased as of the Change of Control Purchase Date, then immediately after the Change of Control Purchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the holders of such Notes will terminate other than the right to receive the Change of Control Purchase Price upon delivery of the Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
     Section 3.08. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.
     Section 3.09. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under Section 3.05 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.05 to be exercised in the time and in the manner specified herein.
     Section 3.10. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with any interest thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Change of Control Purchase Date, then promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with any interest thereon.
ARTICLE 4
Covenants
     Section 4.01. Payment of Principal of and Interest on the Notes. The Company will duly and punctually pay the principal (including the Redemption Price and Change of Control Purchase Price, in each case if applicable) of and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the relevant Interest Payment Date or Maturity Date, as the case may be, all payments so due. The principal (including the Redemption Price and Change of Control Purchase Price, in each case if applicable) of and interest on any Note shall be considered paid on the applicable date due if on the relevant due date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.
     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the stated interest rate of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     Section 4.02. Reports by the Company. The Company shall file with the Trustee within 15 days after the same are filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates), and the Trustee shall be responsible only for maintaining such reports and presenting them to the Holders upon request.
     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2010) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Note Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, the City of New York, shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.
     Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.
     Section 4.07. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 4.08. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.08 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders.
     Section 4.09. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the

Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 4.10. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or owe a responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
ARTICLE 5
Successor Corporation
     Section 5.01. When the Company May Merge or Transfer Assets. The Company shall not consolidate with, merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
     (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;
     (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease and (ii) the obligations the Company may have under a supplemental indenture pursuant to Section 10.12, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 10.12, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs if:
     (a) the Company fails to pay when due the principal of any of the Notes at maturity, upon exercise of a repurchase right or otherwise;
     (b) the Company fails to pay an installment of interest on any of the Notes that continues for thirty (30) days after the date when due;
     (c) the Company fails to deliver shares of Common Stock, together with cash in lieu of any fractional share, when such Common Stock or cash in lieu of any fractional share is required to be delivered upon conversion of a Note and such failure continues for ten (10) days after such delivery date;
     (d) the Company fails to give notice regarding a Change of Control within the time period specified in Section 3.05(b);
     (e) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of sixty (60) days after receipt by the Company of a Notice of Default;
     (f) the Company or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $10 million or indebtedness for borrowed money of the Company or any Significant Subsidiary in an aggregate amount in excess of $10 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in this clause having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Company of a Notice of Default;

     (g) the Company, any Significant Subsidiary of the Company or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (iv) makes a general assignment for the benefit of its creditors;
     (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; and
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;
     (ii) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or
     (iii) orders the winding-up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for sixty (60) days.
     A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     The Company shall deliver to the Trustee, within five (5) Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within thirty (30) days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or 6.01(h)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued and unpaid interest thereon. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. If an Event of Default is cured prior to any such declaration by the Trustee or the Holders, the Trustee and the Holders shall not be entitled to declare the Notes due and payable as provided herein as a result of such cured Event of Default and any such cured Event of Default shall be deemed waived by the Holders and the Trustee.
     If an Event of Default specified in Section 6.01(g) or 6.01(h) above occurs and is continuing, then the principal of and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
     The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Notwithstanding anything to the contrary herein, no such rescission or annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to deliver the shares of Common Stock due upon conversion of the Notes, together with a cash payment in lieu of any fractional shares.
     Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.02 shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 61st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 61st day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 6.02.

     In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
     Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.05. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Event of Default and its consequences except (1) an Event of Default described in Section 6.01(a) or (2) an Event of Default in respect of a provision that under cannot be amended without the consent of each Holder affected or (3) an Event of Default which constitutes a failure to convert any Note in accordance with the terms of Section 6.01(c). When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
     Section 6.06. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense.
     Section 6.07. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of security or indemnity; and

     (e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such sixty (60) day period.
     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.
     Section 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal (including the Redemption Price and Change of Control Purchase Price, in each case if applicable) of and any accrued but unpaid interest on the Notes held by such Holder, on or after the respective due dates provided herein, and to convert the Notes in accordance herewith, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.09. Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.
     Section 6.10. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Change of Control Purchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal amount, Change of Control Purchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.11. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     (a) to the Trustee for amounts due under Section 7.06;
     (b) to Holders for amounts due and unpaid on the Notes for the principal amount, Change of Control Purchase Price or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and
     (c) the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least fifteen (15) days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit in the manner and to the extent provided in the TIA, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This does not apply to a suit by the Trustee, a suit by a Holder pursuant to or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.
     Section 6.13. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Change of Control Purchase Price or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
     Section 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

     Section 7.02. Certain Rights of the Trustee. Subject to Section 7.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;
     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice at the Corporate Trust

Office of the Trustee of any event which is in fact such a default, and such notice references the Notes and this Indenture; and
     (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     Section 7.03. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.
     Section 7.04. Trustee and Agents May Hold Notes, Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.01 and 7.02 if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.
     Section 7.05. Moneys and Shares of Common Stock Held by Trustee. All money and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys or shares of Common Stock received by it hereunder.
     Section 7.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within five (5) days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own gross negligence or bad faith. The Company also covenants to fully indemnify each of the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the Trustee’s role as Paying Agent, Conversion Agent or Note Registrar, and including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
     Section 7.07. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.
     Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.
     Section 7.10. Resignation and Removal; Appointment of Successor Trustee. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to the Holders of Notes at their last addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note for at least six (6) months may, subject to the provisions of, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (a) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of this Section 7.10 with respect to any Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six (6) months;
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Holder;
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
     (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.12, any Holder who has been a bona fide Holder of a Note for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within thirty (30) days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.
     (b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in of the action in that regard taken by the Holders.
     (c) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

     Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.
     Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first-class mail to the Holders of Notes at their last addresses as they shall appear in the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation or banking association shall be qualified and eligible under the provisions of Section 7.08 and Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).
     Section 7.14. Reports by the Trustee. Within sixty (60) days after May 15 of each year commencing with the year 2011, the Trustee shall transmit to Holders and other persons such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA.
     A copy of each such report shall, at the time of such transmission to the Holders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange or become delisted therefrom.
     Section 7.15. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Note Register, notice by mail of all Defaults of which it has actual knowledge of, such notice to be transmitted within ninety (90) days after the Trustee receives written notice thereof, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of or interest on any of the Notes when due or in the payment of any repurchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.
ARTICLE 8
Discharge of Indenture
     Section 8.01. Discharge of Indenture. When all outstanding Notes will become due and payable within one year of the Maturity Date and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of the Maturity Date, then the Company may discharge its obligations under this Indenture while Notes remain outstanding; provided that provisions of Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 4.01, Section 4.05, Section 7.06, Article 10 and this Article 8 shall survive until the Notes have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel as required by and at the cost and expense of the Company; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the

Trustee in connection with this Indenture or the Notes. The Company will remain obligated to issue shares of its Common Stock upon conversion of the Notes until such maturity as described under Article 10.
     Section 8.02. Paying Agent to Repay Monies Held. Upon the discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 8.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or the Paying Agent for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two (2) years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or the Paying Agent on written demand and all liability of the Trustee or the Paying Agent shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Without Consent of Holders. The Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto without the consent of any Holder for one or more of the following purposes:
     (a) adding to the Company’s covenants for the benefit of the Holders;
     (b) surrendering any right or power conferred upon the Company;
     (c) providing for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease in accordance with Section 5.01;
     (d) adjusting the Conversion Rate; provided that the adjustment will not adversely affect the interests of Holders in any material respect;
     (e) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (f) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;
     (g) curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect;

     (h) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;
     (i) complying with the requirements regarding merger or transfer of assets; or
     (j) providing for uncertificated Notes in addition to Certificated Notes so long as such uncertificated Notes are in registered form for purpose of the Internal Revenue Code of 1986.
     Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may only be amended, modified or waived in accordance with the provisions thereof.
     Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or change in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes. However, without the consent of each Holder so affected, a supplemental indenture may not:
     (a) change the maturity of the principal of or any installment of interest on any Note;
     (b) reduce the principal amount of or interest on any Note;
     (c) change the currency of payment of such Note or interest thereon;
     (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;
     (e) modify the Company’s obligations to maintain an office or agency in New York City;
     (f) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of Holders upon a Change of Control or the conversion rights of Holders;
     (g) modify in a manner that adversely affects the interest of the Holders; or
     (h) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.
     It shall not be necessary for the consent of the Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.
     After a supplemental indenture under this Article 9 becomes effective, the Company shall mail to each Holder a notice briefly describing the supplemental indenture.

     Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA; provided that this shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.
     Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until a supplemental indenture, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture, waiver or action becomes effective. After a supplemental indenture, waiver or action becomes effective, it shall bind every Holder.
     Section 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent in exchange for outstanding Notes.
     Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and shall be fully protected in relying upon in good faith, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
Conversion
     Section 10.01. Conversion Right and Conversion Rate. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at an initial conversion rate of 62.5 shares of Common Stock (subject to adjustment as provided in this Article 10, the “Conversion Rate”) per $1,000 principal amount of Notes, in effect at the time of conversion (the “Conversion Obligation”). Such conversion right shall expire at the close of business on the Business Day immediately preceding the Maturity Date of the Notes, except that in the case of a Change of Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Purchase Date.
     Section 10.02. Exercise of Conversion Right. Subject to Section 10.09, to exercise the conversion right, the Holder of any Note to be converted shall (a) in the case of a Certificated Note, (i) surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted and (ii) if required pursuant to the immediately succeeding paragraph, pay funds equal to the interest payable on the next Interest Payment Date to which such holder is not entitled and (b) in the case of a Global Note, comply with the relevant procedures of the Depositary in effect at that time and, if required pursuant to the immediately succeeding paragraph, pay funds equal to the interest payable on the next Interest Payment Date to which such holder is not entitled. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this paragraph, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated as the record holder or holders of such shares of Common Stock at such time solely for the purpose of receiving any dividend, distribution, share split or combination, tender or exchange offer or any other event that would lead to an adjustment of the Conversion Rate pursuant to Section 10.05. On the third Business Day immediately following the Conversion Date, the Company shall cause to be issued and delivered to the converting Holder a certificate or certificates for the full number of shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided herein.
     Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of its Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Change of Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     In the case of any Note, other than a Global note, which is converted in part only, upon such conversion the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.
     If shares of Common Stock to be issued upon conversion of a Note that is a Restricted Security (a “Restricted Note”), or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a transfer certificate in the form of Exhibit C hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Note Registrar or transfer agent shall be required to register in a name other than that of the Holder of Notes or shares of Common Stock issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.
     Section 10.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay cash in lieu of such fractional shares based on the Closing Price of the Common Stock on the relevant Conversion Date.
     Section 10.04. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with a Change of Control. (a) If a Change of Control occurs and a Holder elects to convert its Notes in connection with such Change of Control, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Change of Control if the relevant conversion notice is received by the Conversion Agent from, and including, the Effective Date of the Change of Control up to, and including, the Business Day immediately prior to the related Change of Control Repurchase Date.
     (b) Upon surrender of Notes for conversion in connection with a Change of Control, the Company shall deliver shares of Common Stock, including the Additional Shares, in accordance with Section 10.02. The Company shall notify the Holders of Notes of the Effective

Date of any Change of Control and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
     (c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Change of Control occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Change of Control. If the holders of the Common Stock receive only cash in a Change of Control described in clause (ii) of the definition of Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Change of Control. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, during such five consecutive Trading Day period.
     (d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 10.05.
     (e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 10.04 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$13.74	$16.00	$18.00	$20.00	$22.00	$24.00	$30.00	$35.00	$40.00	$50.00	$60.00

December 30, 2010	10.2802	9.9900	9.7000	8.1350	6.9409	6.0000	4.1500	3.1543	2.4875	1.6360	1.1200
December 30, 2011	10.2802	9.8263	8.8222	7.3050	6.1636	5.2833	3.5567	2.7000	2.1200	1.3860	0.9483
December 30, 2012	10.2802	9.6625	7.6389	6.1950	5.1318	4.3250	2.8200	2.1114	1.6475	1.0720	0.7317
December 30, 2013	10.2802	8.5438	6.5056	5.0900	4.0864	3.3542	2.0767	1.5229	1.1800	0.7680	0.5283
December 30, 2014	10.2802	7.2813	5.0944	3.6500	2.6909	2.0500	1.0933	0.7714	0.5950	0.3980	0.2783
December 30, 2015	10.2802	6.4188	3.7222	1.8050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 30, 2016	10.2802	5.8625	3.2111	1.5000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 30, 2017	10.2802	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

     The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

     (ii) if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
     (iii) if the Stock Price is less than $13.74 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 72.7802 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.05.
     (f) Nothing in this Section 10.04 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Change of Control.
     Section 10.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 10.05, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
     (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS'
CR'	=	CR0	x
OS0
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior the open of business on such effective date, as applicable; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 10.05(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR'	=	CR0	x
OS0 + Y
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 10.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
     For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.05(a) or Section 10.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.05(d) and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR'	=	CR0	x
SP0 – FMV
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 10.05(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion

Rate that would then be in effect if such dividend or distribution had not been declared. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

FMV0 + MP0
CR'	=	CR0	x
MP0
where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 10.05(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.
     For purposes of this Section 10.05(c) (and subject in all respects to Section 10.14), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05(c) (and no adjustment to the Conversion Rate under this Section 10.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of Section 10.05(a), Section 10.05(b) and this Section 10.05(c), any dividend or distribution to which this Section 10.05(c) is applicable that also includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 10.05(a) is applicable (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 10.05(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.05(c)) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.05(a) and Section 10.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section

10.05(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 10.05(b).
     (d) If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

SP0
CR'	=	CR0	x
SP0 – C
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.
Any increase pursuant to this Section 10.05(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

AC + (SP'xOS')
CR'	=	CR0	x
OS0 x SP'
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 10.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 10.05(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.
     (f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
     (g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.05, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) Notwithstanding anything to the contrary in this Section 10.05, the Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) solely for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest, if any.
     (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10.05 shall be made by the Company and shall be made to the nearest one hundredth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.
     (j) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 10.06. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Note Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

     Section 10.07. Notice Prior to Certain Actions. In case at any time after the date hereof:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;
     (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;
     (c) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or
     (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 2.04, and shall cause to be provided to the Trustee and all Holders in accordance with Section 10.07, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:
     (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
     (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.
     Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section 10.07.
     Section 10.08. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

     Section 10.09. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 10.10. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 10.09, the Company will pay all taxes, liens and charges with respect to the issue thereof.
     Section 10.11. Cancellation of Converted Notes. All Notes surrendered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.
     Section 10.12. Effect of Reclassification, Consolidation, Merger or Sale. If any of following events (each, a “Merger Event”) occurs:
     (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
     (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or
     (c) any sale or conveyance of all or substantially all the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;
then, at and after the effective time of the Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee and the Company a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes.

     If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.
     Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Note Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 10.12 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
     If this Section 10.12 applies to any event or occurrence, Section 10.05 shall not apply.
     Section 10.13. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

     Section 10.14. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 10.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 10.15. Limit on Beneficial Ownership. Notwithstanding any other provision hereof, no Holder shall have the “right to acquire” (within the meaning of Rule 312.04(g) of The New York Stock Exchange Listed Company Manual (the “NYSE Manual”) or any successor rules) shares of Common Stock upon conversion of any Note or Notes hereunder or upon conversion of any share or shares of Preferred Stock under the Certificate of Designations be entitled to take delivery of any shares of Common Stock deliverable hereunder or thereunder, to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon the conversion of such Note or Notes or such share of shares or otherwise hereunder or thereunder, such Holder would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 5,203,088 shares of Common Stock (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, such Holder would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to any Holder hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such Holder gives notice to the Company that, after such delivery, such Holder would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.
ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act Controls. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the TIA as now in effect or as hereafter amended or modified; and provided further that this shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 11.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
     if to the Company:
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: Treasurer
Facsimile No. (504) 582-4511
     if to the Trustee:
U.S. Bank National Association
5555 San Felipe
Suite 1150
Houston, Texas 77056
Attention: Corporate Trust Services
Facsimile No. (713) 235-9213
     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Note Registrar, Paying Agent, Conversion Agent or co-registrar.
     Section 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the TIA.

     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05. Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 11.06. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.07. Rules by Trustee, Paying Agent, Conversion Agent and Note Registrar. The Trustee may make reasonable rules for action with or without a meeting of Holders. The Note Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 11.08. Legal Holidays. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.
     Section 11.09. Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 11.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 11.13. Table of Contents, Heading, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.14. Authenticating Agent. The Trustee may appoint an authenticating agent (the “Authenticating Agent”) that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.07, Section 2.08, Section 3.02, Section 3.08, Section 9.05 and Section 10.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authenticating Agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 11.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 11.14, the Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Company and shall mail notice of such appointment of a successor Authenticating Agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.
     The Company agrees to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the Authenticating Agent.
     The provisions of Section 2.07, Section 2.08, Section 3.02, Section 3.08, Section 9.05, Section 10.02 and this Section 11.14 shall be applicable to any Authenticating Agent.
     Section 11.15. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lies of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

MCMORAN EXPLORATION CO.
By:	/s/ Kathleen L. Quirk
	Name:	Kathleen L. Quirk
	Title:	Senior Vice President & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
     IF REQUIRED PURSUANT TO SECTION 2.07(c): [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO MCMORAN EXPLORATION CO. OR ONE OF ITS SUBSIDIARIES, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT, (C) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE), OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

MCMORAN EXPLORATION CO.
4.00% Convertible Senior Note due 2017

No. [_____]	[Initially][1] $[ ]
[CUSIP No. 582411 AK0
ISIN No. US582411AK06]2
     MCMORAN EXPLORATION, CO., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum as set forth [above] [in the “Schedule of Exchanges of Notes” attached hereto],3 which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $200,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on December 30, 2017, and interest thereon as set forth below.
     This Note shall bear interest at the rate of 4.00% per year from December 30, 2010, or from the most recent date on which interest has been paid or provided for, to, but excluding, the next scheduled Interest Payment Date until December 30, 2017. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2011, to Holders of record at the close of business on the immediately preceding February 1 or August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable pursuant to the Registration Rights Agreement and as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Registration Rights Agreement or Section 6.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

[1]	Include if a Global Note

[2]	Include if Global Note. At such time as (1) the Company has delivered the Free Transferability Certificate to the Trustee pursuant to Section 2.15 of the Indenture and (2) the Resale Restriction Termination Date has occurred, the CUSIP number for this Note shall be deemed to be CUSIP No. [______] and the ISIN number for this Note shall be deemed to be ISIN No. [______].

[3]	Include if a Global Note

     The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose in the Borough of Manhattan, The City of New York. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York as a place where Notes may be presented for payment or for registration of transfer.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MCMORAN EXPLORATION CO.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
MCMORAN EXPLORATION CO.
4.00% Convertible Senior Note due 2017
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.00% Convertible Senior Notes due 2017 (the “Notes”), limited to the aggregate principal amount of $200,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 30, 2010 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Change of Control Purchase Price on the Change of Control and in respect of the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Change of Control Purchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
     The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.
     Upon the occurrence of a Change of Control, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Change of Control Purchase Date at a price equal to the Change of Control Purchase Price.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES4
MCMORAN EXPLORATION CO.
4.00% Convertible Senior Notes due 2017
     The initial principal amount of this Global Note is [            ] ($[           ]). The following increases or decreases in this Global Note have been made:

Principal Amount of
	Amount of decrease in	Amount of increase in	this Global Note	Signature of
	Principal Amount of	Principal Amount of	following such	authorized signatory of
Date of Exchange	this Global Note	this Global Note	decrease or increase	Trustee or Custodian

[4]	Include if a Global Note

[FORM OF CONVERSION NOTICE]
TO:	MCMORAN EXPLORATION CO. U.S. BANK NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of McMoRan Exploration Co. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated: ___________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number: _______________________

[FORM OF CHANGE OF CONTROL PURCHASE NOTICE]
TO:	MCMORAN EXPLORATION CO. U.S. BANK NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from McMoRan Exploration Co. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note (Certificate No. ____), or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note to the registered holder hereof. If the Company has elected to pay the Change of Control Purchase Price and, if applicable, the Make-Whole Premium, in Common Stock, the undersigned hereby elects to receive the Change of Control Purchase Price in Common Stock.
Dated: ___________________

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Principal amount to be repaid (if less than all):

$

Social Security or Other
Taxpayer Identification Number

[FORM OF ASSIGNMENT]
     For value received ______________________ hereby sell(s) assign(s) and transfer(s) unto ________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:
☐	To McMoRan Exploration Co. or a subsidiary thereof; or
☐	Inside the United States pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐	Inside the United States to an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;
and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).
☐	The transferee is an Affiliate of the Company.
Dated: ___________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature of the conversion notice, the Change of Control Purchase Notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B
[FORM OF FREE TRANSFERABILITY CERTIFICATE]

U.S. Bank National Association
[_______]
[_______]
Attention: Corporate Trust Services

Reference:	McMoRan Exploration Co.
4.00% Convertible Senior Notes due 2017
	Restricted CUSIP:	582411 AK0
	Unrestricted CUSIP:	582411 AJ3
	Restricted ISIN:	[_______]
	Unrestricted ISIN:	[_______]
Dear Sir/Madam:
The 4.00% Convertible Notes due 2017 (the “Notes”) of McMoRan Exploration Co. (the “Company”) [will be][have become] freely tradable without restrictions by non-affiliates of the Company on [_____], 20[__] pursuant to Rule 144 under the Securities Act of 1933, as amended, in accordance with Section 2.07(c) of the Indenture, dated as of December 30, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), pursuant to which the Notes were issued. In connection therewith, the Company hereby instructs you that:
(i) the restrictive legend on the Notes specified in Section 2.07(c) of the Indenture and set forth on the Notes shall be deemed to have been removed from the Global Note(s) on [_____], 20[__], as provided in the Indenture, without further action on the part of Holders; and
(ii) the restricted CUSIP number and the restricted ISIN number for the Notes shall be deemed to have been removed from the Global Note(s) and replaced with the unrestricted CUSIP number and the unrestricted ISIN number set forth therein on [_____], 20[__], as provided in the Indenture, without further action on the part of Holders.
Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Very truly yours, McMoRan Exploration Co.
By:
Name:
Title:

B-1

EXHIBIT C
[Form of Transfer Certificate]
     In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $____________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:
☐	A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or
☐	The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or
☐	The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or
☐	The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).
☐	The transferee is an Affiliate of the Company.

DATE: ____________
Signature(s)

(If the registered owner is a corporation, partnership or
fiduciary, the title of the Person signing on behalf of
such registered owner must be stated.)

C-1